Exhibit 99.1

PRESS RELEASE

Contacts:

Michael E. Scheopner

President and Chief Executive Officer

Mark A. Herpich

Chief Financial Officer

(785) 565-2000

FOR IMMEDIATE RELEASE

January 17, 2017

Landmark Bancorp, Inc. Announces Conference Call to Discuss Fourth Quarter 2016 Earnings

(Manhattan, KS, January 17, 2017) Landmark Bancorp, Inc. (Nasdaq: LARK) announced that it will release earnings for the fourth quarter of 2016 after the market closes on Monday, January 30, 2017. The Company will host a conference call to discuss these results on Tuesday, January 31, 2017 at 10:00 am (CT). Investors may listen to the Company’s earnings call via telephone by dialing (877) 510-0473. Investors are encouraged to call the dial-in number at least 5 minutes prior to the scheduled start of the call.

A replay of the earnings call will be available through February 28, 2017, by dialing (877) 344-7529 and using conference number 10099929.

About Landmark

Landmark Bancorp, Inc., the holding company for Landmark National Bank, is listed on the NASDAQ Global Market under the symbol “LARK.” Headquartered in Manhattan, Kansas, Landmark National Bank is a community banking organization dedicated to providing quality financial and banking services. Landmark National Bank has 29 locations in 23 communities across Kansas: Manhattan (2), Auburn, Dodge City (2), Fort Scott (2), Garden City, Great Bend (2), Hoisington, Iola, Junction City, Kincaid, LaCrosse, Lawrence (2), Lenexa, Louisburg, Mound City, Osage City, Osawatomie, Overland Park, Paola, Pittsburg, Topeka (2), Wamego and Wellsville, Kansas. Visit www.banklandmark.com for more information.